UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

AmeriCrew Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-174581	33-148545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

21 Omaha Street, Dumont, NJ 07628

(Address of Principal Executive Office) (Zip Code)

201-387-7700

(Registrant’s telephone number, including area code)

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2021, Americrew Inc. (the “Company”) acquired Mikab Corporation (“Mikab”). On January 11, 2022, the Board of Directors of the Company ratified and approved Mikab legacy shareholders (those shareholders prior to the date of acquisition by the Company) receiving the payment of $351,370 in PPP Loan proceeds that have been received prior to August 11, 2021, which loan was later forgiven. In addition, on January 11, 2022 the Board ratified the action of Mikab in distributing to its legacy shareholders the proceeds of $223,697 in accounts receivable for work performed by Mikab prior to its acquisition by the Company. These former Mikab shareholders included Brian Weis, the Company’s Chief Operating Officer and a director, and Jose I. Mercado, Jr., a director.

The information contained below in Item 3.02 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained below in Item 3.02 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

On January 11, 2022, the Board of Directors of the Company ratified and approved the terms of two Note Modification Agreements entered into between the Company’s wholly-owned subsidiaries and certain third party lenders (the “Modified Notes”) and entered into an Amended and Restated Consolidated Bridge Funding Promissory Note with Company related parties. The effect was to extend the indebtedness’ due date. The lenders were issued warrants as additional consideration for extending the due date of the indebtedness.

The Modified Notes and the Restated Consolidated Bridge Funding Promissory Note bear interest at 12% per annum. The Company is required to make monthly $50,000 payments of the Restated Consolidated Bridge Funding Promissory Note held by the first four related party lenders in the table below. The balance of the Amended and Restated Consolidated Bridge Funding Promissory Note and the Modified Notes, plus all accrued and unpaid interest, shall be due in full on the Due Dates. The Company may prepay the Notes in whole or in part without the consent of the lenders.

The Warrants are exercisable for a period of five years at a price of $1.9032 per share, subject to adjustment. The identity of the lenders where a related party and the amounts are listed in the table below:

Individual/Entity	Amount of Note	Due Dates	Number of Warrants
David Unger[1]	$107,083	March 31, 2022	42,902
Earl Scott[2]	$160,600	March 31, 2022	64,282
Brian Weis[3]	$31,425	March 31, 2022	12,519
Lender	$52,541	March 31, 2022	20,959
New Jersey Tower, Inc.[4]	$150,000	December 31, 2022	90,000
RR Power Leasing, LLC[5]	$150,000	December 31, 2022	90,000

[1]	Mr. Unger shares beneficial ownership of a 5% shareholder of the Company with Mr. Ross DiMaggio, the Company’s Chief Financial Officer and a director. Mr. DiMaggio disclaims beneficial ownership of the Notes and Warrants and underlying Common Stock.
[2]	Chief People Officer and a director.
[3]	Chief Operating Officer and a director.
[4]	Brian Weis owns 20% of this entity.
[5]	Brian Weis is the managing member of this entity and owns a 2% interest. A trust of which Mr. Weis is one of two trustees owns 47% of this entity.

The foregoing description of the terms of the Amended and Restated Consolidated Bridge Funding Promissory Note, Modified Notes and Warrants and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms of Amended and Restated Consolidated Bridge Funding Promissory Note, Modified Note and Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2022, the Board of Directors of the Company ratified and approved the appointment of Ross DiMaggio to serve as Chief Financial Officer, to serve until such time as his successor is chosen and qualified. Mr. DiMaggio has been acting as Chief Financial Officer since November 19, 2021.

In addition, on January 11, 2022 following earlier compliance with Rule 14f-1 under the Securities Exchange Act of 1934, the Board of Directors of the Company approved the expansion of the Company’s Board of Directors from two to five board members to serve for an initial term of one year or until their successor is duly appointed or elected. Messrs. P. Kelley Dunne and Ross DiMaggio, the current members of the Board, appointed Messrs. Brian Weis, Earl Scott and Jose I. Mercado, Jr. to fill the vacancies created by the expanded board. The Company’s charter provides for a classified Board but the current directors were appointed to a term expiring at the next annual meeting of shareholders expected to occur this Spring. At that time, the Company expects to institute a classified Board. There is no arrangement or understanding between Messrs. Brian Weis, Earl Scott and Jose I. Mercado, Jr., and any other persons pursuant to which Messrs. Brian Weis, Earl Scott and Jose I. Mercado, Jr. were selected as directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Form of Amended and Restated Consolidated Bridge Funding Promissory Note				Filed

10.2	Form of Note Modification Agreement				Filed

10.3	Form of Warrant				Filed

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREW INC.

Date: January 18, 2022	By:	/s/ Ross DiMaggio
		Name:	Ross DiMaggio
		Title:	Chief Financial Officer

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